Exhibit 99.1

Press release announcing Move, Inc.’s financial results for the quarter ended June 30, 2014.

MOVE GROWS Q2 REVENUE 7%

DELIVERS GROWTH FOR NINE CONSECUTIVE QUARTERS

SAN JOSE, Calif., July 29, 2014—Move, Inc. (NASDAQ: MOVE), the leader in providing consumers the most accurate U.S. residential listings online, today reports a 7% revenue increase year-over-year for the second quarter ended June 30, 2014, marking nine consecutive quarters of growth.

Second Quarter 2014 Highlights

•                  Increased revenue 7% year-over-year to $61.3 million;

•                  Increased Consumer Advertising revenue 6% year-over-year to $47.4 million;

•                  Increased Software and Services revenue 8% year-over-year to $13.9 million;

•                  Non-GAAP Adjusted EBITDA was $3.1 million compared to $7.0 million in the prior year; and

•                  Average monthly unique users of realtor.com®’s web and mobile sites grew 18% year-over-year to 31.2 million in the second quarter.

“Once again, our team succeeded in significantly growing our business and strengthening our bonds with consumers and real estate professionals through creative campaigns and products,” said Steve Berkowitz, Move’s chief executive officer.  “There is enormous value to be created in this business.  We believe that because our platform is populated with better content from actual realtors, there is huge opportunity ahead of us.”

Second Quarter 2014 Financial Results

Despite a dedicated denial of service attack (“DDoS”) that disrupted our websites for several days, revenue for the quarter was $61.3 million, an increase of $3.8 million, or 7%, from $57.5 million in the second quarter of 2013.  Absent the impact of the DDoS attack, we estimate that revenue could have been closer to $62 million.   Revenue from Consumer Advertising products increased 6% to $47.4 million in the second quarter of 2014 compared to the same period in 2013.  Revenue from Software and Services products increased 8% to $13.9 million compared to the second quarter of 2013.

Non-GAAP Adjusted EBITDA (“Adjusted EBITDA”) was $3.1 million in the second quarter of 2014 compared to $7.0 million in the second quarter of 2013.  We estimate that, without the DDoS attack, Adjusted EBITDA could have been closer to $4 million.  The decrease in Adjusted EBITDA was a direct result of the anticipated increased investment in our Accuracy Matters marketing campaign.  As a percentage of revenue, Adjusted EBITDA was 5% in the second quarter of 2014.  Non-GAAP Loss Per Share was $0.03 per diluted share in the second quarter of 2014 compared to Non-GAAP Earnings Per Share of $0.11 per diluted share in the second quarter of 2013.  Move has reported Adjusted EBITDA and Non-GAAP Earnings/(Loss) Per Share because management uses them to monitor and assess Move’s performance and believes they are helpful to investors in understanding Move’s business.

10 Almaden Blvd #800 • San Jose, CA 95113 • (408) 558-7100

Cash provided by operating activities was $2.6 million and $6.7 million for the quarters ended June 30, 2014 and 2013, respectively.

Operating and Business Results

•      Successfully launched changes to the ConnectionSM for Co-Brokerage business model to optimize page yield, improve the consumer experience and sell homes faster;

•      Launched phase two of our brand advertising campaign on national television promoting Accuracy Matters;

•      Gained greater support from the National Association of REALTORS® through their new accuracy advertising campaign, which will double the reach and frequency for the realtor.com® brand;

•      Launched a mobile mortgage application, co-sponsored by BankrateTM, reflecting our effort to put the most important information at consumers’ fingertips;

•      Added new home listings to our mobile applications allowing consumers to access nearly 60,000 new-home plans from approximately 7,500 new-home communities;

•      Grew ListHub™ MLS connections by more than 40 new MLSs since the beginning of the year for a total of more than 500 data sources, or 70% of residential listings in the country;

•      Created stronger industry bonds by placing talented veterans in lead positions, including the promotion of Luke Glass, executive vice president of industry platforms, and hiring our first Chief Economist Jonathan Smoke; and

•      Successful recovery from a distributed denial of service attack that intermittently interrupted our websites for several days.

Business Outlook

For the quarter ending September 30, 2014, Move expects revenue of approximately $65 million and expects to report Adjusted EBITDA of approximately $4.5 million.

For the year ending December 31, 2014, Move expects revenue of $252 million to $254 million, and expects to report Adjusted EBITDA of approximately $28 million.

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Conference Call

Move will host a conference call broadcast  today, Tuesday, July 29, 2014 at 1:30 p.m. Pacific Daylight Time (4:30 p.m. Eastern Daylight Time).  To access the call, please dial (877) 870-4263, or outside the U.S. (412) 317-0790, five minutes prior to 1:30 p.m. Pacific Daylight Time.  A live webcast of the call also will be available at http://investor.move.com under the Events & Presentations menu.

An audio replay will be available between 6:30 p.m. Eastern Daylight Time July 29, 2014 and 11:59 p.m. Eastern Daylight Time August 7, 2014, by calling (877) 344-7529 or (412) 317-0088, with Conference ID 10048797.  An audio archive of the call will also be available at http://investor.move.com.

Use of Non-GAAP Financial Measures—Adjusted EBITDA and Non-GAAP Earnings/(Loss) Per Share

To supplement its consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Move uses a non-GAAP measure of net income excluding net interest expense, income tax expense and certain other non-cash and non-recurring items, principally depreciation, amortization and stock-based compensation and charges, which is referred to as Adjusted EBITDA.  Move also uses a non-GAAP measure of net income excluding stock-based compensation and charges, amortization of intangible assets, and amortization of debt discount and issuance costs, on a per share basis, which is referred to as Non-GAAP Earnings/(Loss) Per Share.  Additionally, the Company has presented a non-GAAP table of Financial Data for the three- and six-month periods ended June 30, 2014 and 2013 that extracts stock-based compensation and charges.  A reconciliation of these non-GAAP measures to GAAP is provided in the attached tables.  These non-GAAP adjustments are provided to enhance the user’s overall understanding of Move’s current financial performance and its prospects for the future and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP.  These non-GAAP measures are the primary basis management uses for planning and forecasting its future operations.  Move believes these non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results and provide a more consistent basis for comparison between quarters and should be carefully evaluated.  Move, Inc. has reported Adjusted EBITDA and Non-GAAP Earnings/(Loss) Per Share because management uses it to monitor and assess the Company’s performance and believes it is helpful to investors in understanding the Company’s business.

Unique Users

Move calculates total average monthly unique users across its network of websites and mobile applications as follows:  We count a unique user the first time an individual accesses one of our mobile applications using a mobile device during a calendar month and the first time an individual accesses one of our websites using a web browser during a calendar month.  If an individual accesses our mobile applications using different mobile devices within a given calendar month, the first instance of access by each such mobile device is counted as a separate unique user.  If an individual accesses our websites using different web

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browsers within a calendar month, the first instance of access by each such web browser is counted as a separate unique user.  If an individual accesses more than one of our websites from the same web browser in a calendar month, the first instance of access to each website is counted as a separate unique user.  We measure unique users to our mobile applications using Omniture.  We primarily measure unique users to our network of websites using Omniture.  We use Google Analytics to measure unique users to certain websites that amount to less than 5% of our total unique user metric.

Forward-Looking Statements

This news release may contain forward-looking statements, including information about management’s view of Move’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995.  These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Move, its subsidiaries, divisions and concepts to be materially different than those expressed or implied in such statements.  These risk factors and others are included from time to time in documents Move files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks.  Other unknown or unpredictable factors also could have material adverse effects on Move’s future results.  The forward-looking statements included in this press release are made only as of the date hereof.  Move cannot guarantee future results, levels of activity, performance or achievements.  Accordingly, you should not place undue reliance on these forward-looking statements.  Finally, Move expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

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About Move, Inc.

Move, Inc. (NASDAQ:MOVE), a leading provider of online real estate services, operates realtor.com®, which connects people to the essential, accurate information needed to identify their perfect home and to the REALTORS® whose expertise guides consumers through buying and selling.  As the official website for the National Association of REALTORS®, realtor.com® empowers consumers to make smart home buying, selling and renting decisions by leveraging its direct, real-time connections with more than 800 multiple listing services (MLS) via all types of computers, tablets and smart telephones.  Realtor.com® is where home happens.  Move’s network of websites provides consumers a wealth of innovative tools and accurate information including Doorsteps®, HomeInsightSM, SocialBiosSM, Moving.com™, homefairSM, SeniorHousingNetSM, and Relocation.com.  Move supports real estate agents and brokerages by providing many services to grow their businesses, including ListHub™, the nation’s leading listing syndicator and centralized intelligence platform for the real estate industry; TigerLead®; Top Producer® Systems; and FiveStreetSM; as well as many free services.  Move is based in the heart of the Silicon Valley — San Jose, CA.

REALTOR® and REALTOR.COM® are trademarks of the National Association of REALTORS® and are used with its permission.

Investor Relations Contact:

Jessica Thorsheim, CFA

Jessica.Thorsheim@move.com

408-558-7149

Media Contact:

Mary A. C. Fallon

Mary.Fallon@move.com

408-558-7191

408-499-4063 mobile

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MOVE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)

Revenue	$61,319	$57,490	$119,332	$111,728

Costs and operating expenses:
Cost of revenue(1)(2)	12,732	11,790	24,844	22,653
Sales and marketing(1)(2)	30,047	22,980	55,440	44,648
Product and web site development(1)	10,342	9,583	21,469	19,429
General and administrative(1)	12,287	11,985	24,299	23,523
Amortization of intangible assets	1,199	1,063	2,496	2,062
Total costs and operating expenses	66,607	57,401	128,548	112,315
(Loss) income from operations	(5,288)	89	(9,216)	(587)

Interest expense, net	(1,647)	(13)	(3,214)	(27)
Earnings of unconsolidated joint venture	895	463	1,720	1,065
Other expense, net	(51)	(8)	(57)	(35)
(Loss) income before income taxes	(6,091)	531	(10,767)	416

Income tax expense	202	65	708	50

Net (loss) income	$(6,293)	$466	$(11,475)	$366

Basic net (loss) income per share	$(0.16)	$0.01	$(0.29)	$0.01

Diluted net (loss) income per share	$(0.16)	$0.01	$(0.29)	$0.01

Shares used to calculate net (loss) income per share:
Basic	39,444	39,480	39,228	39,293
Diluted	39,444	41,428	39,228	40,950

(1) Includes stock-based compensation and charges as follows:

Cost of revenue	$111	$85	$223	$187
Sales and marketing	703	587	1,376	1,098
Product and web site development	978	747	2,815	1,327
General and administrative	1,190	1,457	2,294	2,887
	$2,982	$2,876	$6,708	$5,499

(2)  Effective October 1, 2013, the Company elected to change the presentation of certain lead acquisition costs and to reclassify these costs from “Cost of revenue” to “Sales and marketing” within its Consolidated Statements of Operations in order to be more consistent with certain of its peers and to combine all traffic acquisition costs that are not considered directly related to the fulfillment of products into “Sales and marketing.”  This had the effect of decreasing “Cost of revenue” and increasing “Sales and marketing” expense by $2.0 million and $3.8 million, or 4% and 3% of revenue, for the three and six months ended June 30, 2013, respectively.

MOVE, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,	December 31,
	2014	2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$117,310	$118,679
Accounts receivable, net	11,126	11,760
Other current assets	9,440	8,203
Total current assets	137,876	138,642

Property and equipment, net	27,094	23,960
Investment in unconsolidated joint venture	5,467	4,596
Goodwill, net	41,630	41,630
Intangible assets, net	21,917	24,403
Other assets	3,460	3,558
Total assets	$237,444	$236,789

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,292	$5,912
Accrued expenses	26,524	26,929
Deferred revenue	7,430	7,783
Total current liabilities	41,246	40,624

Convertible senior notes	84,088	82,459
Other noncurrent liabilities	5,589	4,876
Total liabilities	130,923	127,959

Stockholders’ equity:
Series A convertible preferred stock	—	—
Common stock	40	39
Additional paid-in capital	2,151,693	2,142,516
Accumulated other comprehensive income	126	138
Accumulated deficit	(2,045,338)	(2,033,863)
Total stockholders’ equity	106,521	108,830
Total liabilities and stockholders’ equity	$237,444	$236,789

MOVE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30,
	2014	2013
	(unaudited)
Cash flows from operating activities:
Net (loss) income	$(11,475)	$366
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	6,393	4,918
Amortization of intangible assets	2,496	2,062
Amortization of debt discount and issuance costs	1,927	—
Provision for doubtful accounts	242	271
Stock-based compensation and charges	6,708	5,499
Earnings of unconsolidated joint venture	(1,720)	(1,065)
Return on investment in unconsolidated joint venture	849	602
Other non-cash items	(52)	19
Changes in operating assets and liabilities:
Accounts receivable	392	(1,474)
Other assets	(1,274)	(1,284)
Accounts payable and accrued expenses	1,641	1,192
Deferred revenue	(351)	(835)
Net cash provided by operating activities	5,776	10,271

Cash flows from investing activities:
Purchases of property and equipment	(9,487)	(6,394)
Acquisitions, net of cash acquired	—	(2,250)
Return of investment in unconsolidated joint venture	—	582
Other investing activities	(10)	—
Net cash used in investing activities	(9,497)	(8,062)

Cash flows from financing activities:
Principal payments on loan payable	—	(19)
Proceeds from exercise of stock options	4,080	4,343
Tax payments related to net share settlements of equity awards	(1,728)	(647)
Repurchase of common stock	—	(1,010)
Net cash provided by financing activities	2,352	2,667

Change in cash and cash equivalents	(1,369)	4,876

Cash and cash equivalents, beginning of period	118,679	27,122

Cash and cash equivalents, end of period	$117,310	$31,998

Supplemental disclosures of cash flow information:
Cash paid for interest	$1,520	$—

MOVE, INC.

REVENUE BY TYPE

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)

Revenue
Consumer advertising	$47,405	$44,570	$92,180	$86,718
Software and services	13,914	12,920	27,152	25,010
Total revenue	$61,319	$57,490	$119,332	$111,728

Percentage of revenue
Consumer advertising	77%	78%	77%	78%
Software and services	23%	22%	23%	22%
Total	100%	100%	100%	100%

MOVE, INC.

RECONCILIATION OF NET (LOSS) INCOME TO NON-GAAP ADJUSTED EBITDA

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)

Net (loss) income	$(6,293)	$466	$(11,475)	$366

Plus:
Stock-based compensation and charges	2,982	2,876	6,708	5,499
Depreciation and amortization of property and equipment	3,349	2,519	6,393	4,918
Amortization of intangible assets	1,199	1,063	2,496	2,062
Interest expense, net	1,647	13	3,214	27
Income tax expense	202	65	708	50
Non-GAAP Adjusted EBITDA	$3,086	$7,002	$8,044	$12,922

MOVE, INC.

RECONCILIATION OF (LOSS) EARNINGS PER SHARE TO NON-GAAP (LOSS) EARNINGS PER SHARE

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)

Net (loss) income	$(6,293)	$466	$(11,475)	$366

Plus:
Stock-based compensation and charges	2,982	2,876	6,708	5,499
Amortization of intangible assets	1,199	1,063	2,496	2,062
Amortization of debt discount and issuance costs	966	—	1,927	—
Non-GAAP net (loss) income	$(1,146)	$4,405	$(344)	$7,927

Basic and diluted (loss) income per share	$(0.16)	$0.01	$(0.29)	$0.01

Non-GAAP basic (loss) earnings per share	$(0.03)	$0.11	$(0.01)	$0.20

Non-GAAP diluted (loss) earnings per share	$(0.03)	$0.11	$(0.01)	$0.19

Shares used to calculate (loss) income per share:
Basic	39,444	39,480	39,228	39,293

Diluted	39,444	41,428	39,228	40,950

MOVE, INC.

OPERATING RESULTS NET OF STOCK-BASED COMPENSATION AND CHARGES

(in thousands)

	Three Months Ended			Three Months Ended
	June 30, 2014			June 30, 2013
	(unaudited)			(unaudited)
	As Reported	Stock-based Compensation and Charges	Excluding Stock-based Compensation and Charges	As Reported	Stock-based Compensation and Charges	Excluding Stock-based Compensation and Charges
Revenue	$61,319	$—	$61,319	$57,490	$—	$57,490

Costs and operating expenses:
Cost of revenue	12,732	(111)	12,621	11,790	(85)	11,705
Sales and marketing	30,047	(703)	29,344	22,980	(587)	22,393
Product and web site development	10,342	(978)	9,364	9,583	(747)	8,836
General and administrative	12,287	(1,190)	11,097	11,985	(1,457)	10,528
Amortization of intangible assets	1,199	—	1,199	1,063	—	1,063
Total costs and operating expenses	66,607	(2,982)	63,625	57,401	(2,876)	54,525

Operating (loss) income	$(5,288)	$2,982	$(2,306)	$89	$2,876	$2,965

	Six Months Ended			Six Months Ended
	June 30, 2014			June 30, 2013
	(unaudited)			(unaudited)
	As Reported	Stock-based Compensation and Charges	Excluding Stock-based Compensation and Charges	As Reported	Stock-based Compensation and Charges	Excluding Stock-based Compensation and Charges
Revenue	$119,332	$—	$119,332	$111,728	$—	$111,728

Costs and operating expenses:
Cost of revenue	24,844	(223)	24,621	22,653	(187)	22,466
Sales and marketing	55,440	(1,376)	54,064	44,648	(1,098)	43,550
Product and web site development	21,469	(2,815)	18,654	19,429	(1,327)	18,102
General and administrative	24,299	(2,294)	22,005	23,523	(2,887)	20,636
Amortization of intangible assets	2,496	—	2,496	2,062	—	2,062
Total costs and operating expenses	128,548	(6,708)	121,840	112,315	(5,499)	106,816

Operating (loss) income	$(9,216)	$6,708	$(2,508)	$(587)	$5,499	$4,912

MOVE, INC.

AVERAGE MONTHLY UNIQUE USERS

(in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	% Change	2014	2013	% Change
	(unaudited)			(unaudited)

Unique users—network	33,056	28,782	15%	31,725	28,431	12%

Unique users—realtor.com®	31,182	26,443	18%	29,865	25,980	15%